UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – December 10, 2013

CODORUS VALLEY BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-15536	23-2428543
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Number)

105 Leader Heights Road P.O. Box 2887 York, Pennsylvania		17405-2887
(Address of principal executive offices)		(Zip code)

717-747-1519

(Registrant’s telephone number including area code)

N/A

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CODORUS VALLEY BANCORP, INC.

FORM 8-K

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 10, 2013, Harry R. Swift informed the Boards of Directors of Codorus Valley Bancorp, Inc. (the “Corporation”), and its wholly owned subsidiary, PeoplesBank, a Codorus Valley Company (the “Bank”), that he intends to retire from his position as General Counsel and Secretary of the Corporation and Bank, effective the close of business on December 31, 2013. Following his retirement, Mr. Swift will continue to serve in his capacity as a director of the Corporation and the Bank.

In connection with Mr. Swift’s pending retirement, on December 10, 2013, the Boards of Directors appointed Benjamin F. Riggs, Jr., 49, to the position of General Counsel and Secretary of the Corporation and Bank, effective January 1, 2014. Prior to joining the Corporation and Bank, Mr. Riggs served for eight years as General Counsel and Vice President of Business Development with Four Seasons Produce, Inc., a wholesale produce distribution company based in Ephrata, Pennsylvania. In this capacity, Mr. Riggs managed and oversaw all of Four Seasons’ and its subsidiaries’ legal affairs, as well as led its business development team.

Prior to joining Four Seasons, Mr. Riggs served as Associate General Counsel and Vice President of York Federal Savings and Loan Association and, subsequently, Waypoint Bank, as well as Vice President and Senior Counsel with Sovereign Bank.

In connection with his appointment, Mr. Riggs’ initial annual salary has been set at $175,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Codorus Valley Bancorp, Inc.

Date: December 13, 2013	/s/ Larry J. Miller
Larry J. Miller President and Chief Executive Officer